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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Lone Star Technologies, Inc. (the "Company") on Form S-8 of our report dated March 12, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs referring to the Company's change in method of accounting for goodwill and other intangible assets and the Company's change in classification of extraordinary losses), appearing in the Annual Report on Form 10-K of Lone Star Technologies, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE L.L.P.

Dallas, Texas
September 22, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM